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                                January 22, 1999

Board of Directors
Mastech Corporation
1004 McKee Road
Oakdale, PA 15071

Gentlemen:

     We have acted as counsel to Mastech Corporation, a Pennsylvania corporation (the "Corporation"), in connection with the proposed issuance by the Corporation of up to 3,500,000 additional shares of the Corporation's common stock, par value $.01 per share (the "Common Stock"), pursuant to the terms of the Mastech Corporation Amended and Restated 1996 Stock Incentive Plan (the "Plan").

     In connection with such proposed issuance, we have examined the Plan, the Certificate of Incorporation of the Corporation, the By-laws of the Corporation, the relevant corporate proceedings of the Corporation, the Registration Statement on Form S-8 (the "Registration Statement") covering the issuance of the shares, and such other documents, records, certificates of public officials, statutes and decisions as we consider necessary to express the opinions contained herein. In the examination of such documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to those original documents of all documents submitted to us as certified or photostatic copies.

     Based on the foregoing, we are of the opinion that when the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission and when the Common Stock has been duly issued and delivered pursuant to the terms of the Plan, such shares of Common Stock will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us and the use of our name in Item 5 of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                         Very truly yours,

                                         BUCHANAN INGERSOLL
                                         PROFESSIONAL CORPORATION

                                         By:  /s/  James J. Barnes
                                            ----------------------

                                            James J. Barnes